                                                                     Exhibit 8.1


PAUL, HASTINGS, JANOFSKY & WALKER,  LLP
695 Town Center Drive
Seventeenth Floor
Costa Mesa, California 92626

                                 April 2, 2004


Commonwealth Energy Corporation
15901 Red Hill Avenue, Suite 100
Tustin, California  92780

     Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to Commonwealth Energy Corporation, a California corporation (the "COMPANY") in connection with the Agreement and Plan of Merger (the "AGREEMENT") by and among Company, Commerce Energy Group, Inc., a Delaware corporation ("PARENT"), and CEGI Acquisition Corp., a California corporation and a direct wholly-owned subsidiary of Parent ("SUB"). Pursuant to the Agreement, Sub will merge with and into Company (the "MERGER") and Company will be the surviving corporation.

     At your request, we have examined the form of Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission, including the Proxy Statement/Prospectus that forms a part thereof (the "REGISTRATION STATEMENT") in connection with the registration of the shares of Parent's common stock to be issued to the stockholders of Company upon consummation of the Merger.

     You have requested our opinion regarding the accuracy of the federal income tax matters described in the Registration Statement under the caption "Material United States Federal Income Tax Consequences of the Merger."

     In rendering this opinion, we have reviewed (without any independent investigation) the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate. We have relied upon the truth and accuracy at all relevant times of the facts, statements, covenants, representations and warranties contained in the Agreement and the Registration Statement, and have assumed that the proposed transactions will be consummated in accordance with the Agreement and without breach or waiver of any material provision thereof. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     The discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences: to the extent that such discussion relates to matters of United States federal income tax law applicable to Commonwealth and Commonwealth shareholders, constitutes our opinion to you as to the material United States federal income tax consequences of the reorganization. This opinion is based on our reliance upon the assumptions and is subject to the limitations and qualifications herein.

     This opinion represents our best judgment regarding the application of federal income tax laws under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. This opinion is being delivered prior to the consummation of the proposed transactions and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusion stated herein. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Material United States Federal Income Tax Consequences" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act.

                                Very truly yours,


                                /s/ Paul, Hastings, Janofsky & Walker LLP